UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 29, 2013

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Gulfport, Mississippi 39501 (228) 864-1211	64-0205820

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is furnished separately by two registrants: The Southern Company and Mississippi Power Company.  Information contained herein relating to each registrant is furnished by each registrant solely on its own behalf.  Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in Items 2.02 and 7.01 in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information, including the exhibit attached hereto, shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.02.	Results of Operations and Financial Condition.

The Southern Company (“Southern Company”) and Mississippi Power Company (“Mississippi Power”) are furnishing this Current Report on Form 8-K to provide investors with information regarding Mississippi Power's updated cost estimate for completing the integrated gasification combined cycle project in Kemper County, Mississippi (the “Kemper IGCC”) and the related recognition of charges to income. The information set forth below in Item 7.01 related to the updated cost estimate for completing the Kemper IGCC and the related recognition of charges to income is incorporated by reference into this Item 2.02.

Item 7.01.	Regulation FD Disclosure.

See MANAGEMENT'S DISCUSSION AND ANALYSIS - FINANCIAL CONDITION AND LIQUIDITY - “Capital Requirements and Contractual Obligations” of Southern Company in Item 7 and Note 3 to the financial statements of Southern Company under “Integrated Coal Gasification Combined Cycle” in Item 8 of Southern Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the “Form 10-K”) and MANAGEMENT'S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Integrated Coal Gasification Combined Cycle” and - FINANCIAL CONDITION AND LIQUIDITY - “Capital Requirements and Contractual Obligations” of

Mississippi Power in Item 7 and Note 3 to the financial statements of Mississippi Power under “Integrated Coal Gasification Combined Cycle” in Item 8 of Mississippi Power's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as amended by Amendment No. 1 (the “Form 10-K/A”), for additional information regarding the construction of the Kemper IGCC and the proposed sale of a 15% undivided interest in the Kemper IGCC to South Mississippi Electric Power Association (“SMEPA”). See also MANAGEMENT'S DISCUSSION AND ANALYSIS - FINANCIAL CONDITION AND LIQUIDITY - “Capital Requirements and Contractual Obligations” of Southern Company and Mississippi Power and Note (B) to the Condensed Financial Statements under “Integrated Coal Gasification Combined Cycle” in each company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (the “Form 10-Q”) and MANAGEMENT'S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Integrated Coal Gasification Combined Cycle” of Mississippi Power in the Form 10-Q.
In July 2013, Mississippi Power's management completed its review of additional cost pressures related to the Kemper IGCC associated with ongoing construction activities, inventory necessary to mitigate startup risk, startup energy costs, and other startup activities, as well as productivity. As a result of this review, on July 29, 2013, Mississippi Power further revised its cost estimate for the Kemper IGCC to approximately $3.87 billion, net of $245 million of grants awarded to the project by the U.S. Department of Energy under the Clean Coal Power Initiative Round 2 (“DOE Grants”) and the cost of the lignite mine and equipment, the cost of the carbon dioxide pipeline facilities, allowance for funds used during construction related to the Kemper IGCC, and certain general exceptions, including change of law, force majeure, and beneficial capital (which exists when Mississippi Power demonstrates that the purpose and effect of the construction cost increase is to produce efficiencies that will result in a neutral or favorable effect on customers relative to the original proposal for the Certificate of Public Convenience and Necessity) (the “Cost Cap Exceptions”). The revised cost estimate reflects additional cost pressures, including labor costs, piping and other material costs, engineering and support costs, start-up costs, and decreases in construction labor productivity. Mississippi Power does not intend to seek any joint owner contributions or rate recovery for any costs related to the construction of the Kemper IGCC that exceed the $2.88 billion cost cap, except for amounts subject to the Cost Cap Exceptions and net of the DOE Grants. As a result of the revised cost estimate, Southern Company and Mississippi Power will record a pre-tax charge to income for this estimated probable loss of $450 million ($278 million after tax) in their second quarter 2013 financial statements in addition to the $540 million ($333 million after tax) that has been previously recognized.
The revised construction cost estimate reflects Southern Company's and Mississippi Power's current analysis of the costs to complete the Kemper IGCC. Southern Company's and Mississippi Power's analysis will be ongoing throughout the construction period. Mississippi Power could experience further construction cost increases and/or schedule delays with respect to the Kemper IGCC as a result of factors including, but not limited to, labor costs and productivity, adverse weather conditions, shortages and inconsistent quality of equipment, materials, and labor, or contractor or supplier delay or non-performance under construction or other agreements. Furthermore, Mississippi Power could also experience schedule delays associated with start-up activities for this “first-of-a-kind” technology, including major equipment failure, system integration, and operations, and/or unforeseen engineering problems, which would result in further cost increases or require repayment of a portion of investment tax credits received. To the extent it becomes probable that additional costs will not be recoverable, Southern Company and Mississippi Power will have additional charges to income, and such charges could be material.
The ultimate outcome of this matter cannot be determined at this time.
In addition, on July 30, 2013, Mississippi Power submitted its Kemper County Integrated Coal Gasification Combined Cycle Project Monthly Status Report through June 2013 (the “PSC Report”) to the Mississippi Public Service Commission (the “Mississippi PSC”) pursuant to Docket No. 2009-UA-14.  A copy of the PSC Report is furnished as Exhibit 99.01 to this Current Report on Form 8-K.

Exhibit

Exhibit 99.01
Kemper County Integrated Coal Gasification Combined Cycle Project Monthly Status Report through June 2013 to the Mississippi Public Service Commission submitted by Mississippi Power Company pursuant to Docket No. 2009-UA-14.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K and in the PSC Report is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the projected cost and schedule for the completion of construction of the Kemper IGCC and recovery of costs associated with the Kemper IGCC. Southern Company and Mississippi Power caution that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company and Mississippi Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company's Form 10-K and Mississippi Power's Form 10-K/A, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory changes, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings, or inquiries; available sources and costs of fuels; state and federal regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms; ability to control costs and avoid cost overruns during the development and construction of facilities, which include the development and construction of facilities with designs that have not been finalized or previously constructed, including those risks identified above that have caused and may continue to cause cost increases and/or schedule delays; ability to construct facilities in accordance with the requirements of permits and licenses and to satisfy any operational and environmental performance standards, including the requirements of tax credits and other incentives; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms; regulatory approvals and actions related to cost recovery for the Kemper IGCC, including Mississippi PSC review of Mississippi Power's proposed rate recovery plan and the prudence of Kemper IGCC costs and actions relating to proposed securitization; the ability to complete the proposed sale of an interest in the Kemper IGCC to SMEPA as contemplated by Mississippi Power's proposed rate recovery plan; satisfaction of requirements to utilize investment tax credits and grants; and the outcome of any legal or regulatory proceedings regarding the Mississippi PSC's issuance of the Certificate of Public Convenience and Necessity for the Kemper IGCC, the settlement agreement between Mississippi Power and the Mississippi PSC, or the State of Mississippi legislation designed to enhance the Mississippi PSC's authority to facilitate development and construction of baseload generation in the State of Mississippi; and the ability of counterparties of Mississippi Power to make payments as and when due and to perform as required. Southern Company and Mississippi Power expressly disclaim any obligation to update any forward-looking information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2013	THE SOUTHERN COMPANY By /s/Melissa K. Caen Melissa K. Caen Corporate Secretary

MISSISSIPPI POWER COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary

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